EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SCI Systems, Inc. for the registration of Convertible Subordinated Notes and 5,897435 shares of its common stock and to the incorporation by reference therein of our report dated August 3, 1995, with respect to the consolidated financial statements of SCI Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Birmingham, Alabama
June 7, 1996


END OF EXHIBIT 23.2

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